UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant [X]	Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to §240.14a-12

GENERAL CANNABIS CORP

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee paid previously with preliminary materials.

[ ]	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

GENERAL CANNABIS CORP

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

You are cordially invited to attend the Annual Meeting of Shareholders (the “Annual Meeting”) of General Cannabis Corp, a Colorado corporation (the “Company”), to be held via Webcast on Wednesday, June 8, 2022 at 10:00am Mountain Daylight Time.

The Annual Meeting is being held for the following purposes:

1.	To elect five (5) directors to the board of directors (the “Board of Directors” or the “Board”) to serve until the 2023 annual meeting of shareholders or until their successors are duly elected and qualified;
2.	To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers;
3.	To approve, on a non-binding advisory basis, the frequency upon which the compensation of the Company’s named executive officers will be submitted for a non-binding advisory shareholder vote;
4.	To consider and vote on a proposal to amend the Company’s Amended and Restated Articles of Incorporation to change the name of the Company to “TREES”;
5.	To ratify the appointment of Haynie & Company, as the independent registered public accounting firm of the Company for the year ending December 31, 2022; and
6.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Meeting Date: June 8, 2022

Record Date: April 18, 2022

Only holders of record of the Company’s common stock as of the close of business on the record date are entitled to participate in, vote and ask questions at the Annual Meeting.

Webcast: [TBD]

[To participate in the Annual Meeting via live webcast at _____________, you will need the ___-digit control number, which can be found on your Notice, on your proxy card, and on the instructions that accompany your proxy materials. ]

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Adam Hershey

Interim Chief Executive Officer

Dated: April __, 2022

Denver, Colorado

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 8, 2022:

THE 2022 PROXY STATEMENT AND THE ANNUAL REPORT TO SHAREHOLDERS FOR THE YEAR ENDED DECEMBER 31, 2021 ARE ALSO AVAILABLE AT: https://www.generalcann.com/investor-relations/

GENERAL CANNABIS CORP

PROXY STATEMENT

For Annual Meeting to be Held

June 8, 2022 at 10:00am Mountain Daylight Time

The enclosed proxy is solicited by the board of directors (the “Board of Directors”) of General Cannabis Corp (“we,” “us,” the “Company,” or “General Cannabis”), a Colorado corporation, in connection with the Annual Meeting of Shareholders of the Company to be held via Webcast on Wednesday, June 8, 2022 at 10:00am Mountain Daylight Time (the “Annual Meeting”).

The purpose of the Annual Meeting is to vote on the following items of business:

1.	To elect five (5) directors to the board of directors (the “Board of Directors” or the “Board”) to serve until the 2023 annual meeting of shareholders or until their successors are duly elected and qualified;
2.	To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers;
3.	To approve, on a non-binding advisory basis, the frequency upon which the compensation of the Company’s named executive officers will be submitted for a non-binding advisory shareholder vote to every three (3) years;
4.	To consider and vote on a proposal to amend the Company’s Amended and Restated Articles of Incorporation to change the name of the Company to “TREES”;
5.	To ratify the appointment of Haynie & Company, as the independent registered public accounting firm of the Company for the year ending December 31, 2022; and
6.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Quorum; Voting Rights

Holders of our common stock of record at the close of business on April 18, 2022 (the “Record Date”) are entitled to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting. There were 96,192,184 shares of our common stock outstanding as of the Record Date. Each share of our common stock is entitled to one vote on each matter to be voted on at the Annual Meeting, and the presence, in person or by proxy, of holders of a majority of the outstanding shares of our common stock, is necessary to constitute a quorum and to conduct business at the Annual Meeting. Abstentions, broker non-votes and withhold votes will count toward the presence of a quorum. If a quorum is not present at the Annual Meeting, we expect that the Annual Meeting will be adjourned to solicit additional proxies. Shareholders may not cumulate their votes.

Submitting Your Proxy

YOUR VOTE IS IMPORTANT. Your shares can be voted at the Annual Meeting only if you are present in person or represented by proxy. Even if you plan to attend the Annual Meeting, we urge you to vote in advance. Simply mark your proxy card, and then date, sign and return it in the postage-paid envelope provided.

Shareholders who hold their shares beneficially in a “street name” through a nominee (such as a bank or broker) may be able to vote by telephone, the Internet or mail. You should follow the instructions you receive from your nominee to vote those shares. If you are a shareholder who owns shares through a nominee and you attend the Annual Meeting, you should bring a letter from your nominee identifying you as the beneficial owner of the shares and acknowledging that you will vote your shares.

How the Board Recommends that You Vote

The Board of Directors recommends the following votes:

(1)	“FOR” the election of the five (5) director nominees named in this proxy statement;
(2)	“FOR” the approval on a non-binding advisory basis of the compensation of our named executive officers;
(3)	“FOR” approval, on a non-binding advisory basis, the frequency upon which the compensation of the Company’s named executive officers will be submitted for a non-binding advisory shareholder vote to every three (3) years;
(4)	“FOR” approval of an amendment to the Company’s Amended and Restated Articles of Incorporation to change the name of the Company to “TREES; and
(5)	“FOR” the ratification of the appointment of Haynie & Company as the Company’s independent registered public accounting firm for the year ending December 31, 2022.

Counting of Votes

If a proxy in the accompanying form is duly executed and returned, the shares represented by the proxy will be voted as directed. If no direction is given, the shares represented by the proxy will be voted:

(1)	“FOR” the election of the five (5) director nominees named in this proxy statement;
(2)	“FOR” the approval on a non-binding advisory basis of the compensation of our named executive officers;
(3)	“FOR” approval, on a non-binding advisory basis, the frequency upon which the compensation of the Company’s named executive officers will be submitted for a non-binding advisory shareholder vote to every three (3) years;
(4)	“FOR” approval of an amendment to the Company’s Amended and Restated Articles of Incorporation to change the name of the Company to “TREES; and
(5)	“FOR” the ratification of the appointment of Haynie & Company as the Company’s independent registered public accounting firm for the year ending December 31, 2022.

All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. Representatives of our transfer agent will assist us in the tabulation of the votes.

If you are a beneficial owner of shares and you do not provide the broker or other nominee that holds your shares with voting instructions, the broker or nominee will determine if it has the discretionary authority to vote on your behalf. See “Broker Non-Votes” below.

Broker Non-Votes

If you are a beneficial owner, meaning that your shares are held through a broker or other nominee (see “Holders of record versus beneficial owners” below), and you do not instruct your broker or nominee on how to vote on a non-routine matter, a “broker non-vote” will occur. Brokers that hold shares of common stock in a “street name” for customers that are the beneficial owners of those shares may generally vote only on routine matters. Brokers generally do not have discretionary voting power (i.e., they cannot vote) on non-routine matters without specific instructions from their customers. Proposals are determined to be routine or non-routine matters based on the rules of the various regional and national exchanges of which the brokerage firm is a member. A broker “non-vote” is a proxy submitted by a broker that does not indicate a vote for some or all of the proposals because the broker does not have discretionary voting authority on certain types of proposals that are non-routine matters and has not received instructions from its customer regarding how to vote on a particular proposal. For beneficial holders that return their voting instructions but do not provide instructions on how to vote, your broker or other nominee will only have the discretion to vote on the proposal to amend the Company’s Amended and Restated Articles of Incorporation to change the name of the Company to “TREES” (Proposal 4) and the ratification of the appointment of Haynie & Company as the Company’s independent registered public accounting firm for the year ending December 31, 2022 (Proposal 5).

Abstentions

Abstentions will be counted as shares present for purposes of determining the presence of a quorum for the transaction of business. A majority of the outstanding shares of common stock, present in person or represented by proxy, will constitute a quorum at the Annual Meeting.

Holders of Record Versus Beneficial Owners

If at the close of business on the Record Date your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization or other nominee, then you are the beneficial owner of shares held in “street name” and the Proxy Materials, as applicable, are being forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares in your account. If you do not provide that organization specific direction on how to vote, your shares held in the name of that organization may not be voted and will not be considered as present and entitled to vote on any matter to be considered at the Annual Meeting.

Voting Mechanics

If you are a holder of record, you may:

●	Before the Annual Meeting via the Internet or via telephone — follow the instructions on the proxy card and have the proxy card available when you access the internet website or place your telephone call.
●	During the Annual Meeting by going to: [insert link]
●	By mail — using your paper proxy card, simply complete, sign and date the enclosed proxy card, then follow the instructions on the card.

Votes submitted via the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on June 7, 2022.

If you are not a holder of record, please refer to the voting instructions provided by your nominee to direct it how to vote your shares.

Revoking Your Proxy or Changing Your Vote

Any proxy given may be revoked at any time before it is voted at the Annual Meeting. Revoke your proxy by notifying the Corporate Secretary of the Company in writing of such revocation, by duly executing and delivering another proxy bearing a later date, submitting a later-dated vote by telephone or via the Internet, since only your latest telephone or Internet vote received by 11:59 p.m. Eastern Time on June 7, 2022 will be counted, or by voting during the Annual Meeting. The Company’s principal executive office for purposes of notifying the Corporate Secretary in writing, is located at 1901 S. Navajo Street, Denver, Colorado 80223.

Interest of Certain Persons in Matters to be Acted Upon

None of our directors, executive officers, the nominees for director or any of their associates has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options and warrants held by that person that are exercisable as of the Record Date or become exercisable within 60 days of the Record Date are deemed outstanding even if they have not actually been exercised. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

The following table sets forth certain information with respect to beneficial ownership of the Company’s common stock as of April 18, 2022, based on 96,192,184 issued and outstanding shares of common stock, by:

●	Each person known to be the beneficial owner of 5% or more of the Company’s outstanding common stock;
●	Each director and director nominee;

●	Each named executive officer; and
●	All of the executive officers and directors as a group.

To our knowledge, except as indicated by footnote and subject to applicable community property laws, each person named in the table below has sole voting and investment power with respect to the number of shares of common stock set forth opposite such person’s name. Other than the directors and named executive officers and entities affiliated with such directors and named executive officers set forth in the table below, no person is known to us to be the beneficial owner of more than 5% of our outstanding common stock. Unless otherwise indicated, the address of our officers and directors is: c/o General Cannabis Corp, 1901 S. Navajo Street, Denver, Colorado 80223.

		Amount and Nature	Percentage of
Title of Class	Beneficial Owner:	of Beneficial Ownership	Class
Common Stock	Adam Hershey(1)	14,847,732	14%
Common Stock	Jessica Bast(2)	34,880	*
Common Stock	Carl J. Williams(3)	235,715	*
Common Stock	Richard Travia(4)	185,715	*
Common Stock	John Barker Dalton(5)	8,966,260	9%
Common Stock	Timothy Brown(6)	22,380,310	23%
Common Stock	Trevor Hoffman(7)	11,394,229	12%
Common Stock	All current directors and executive officers as a group (6 persons)	46,650,612	45%

*	Indicates less than 1%.
(1)	Includes 7,532,010 shares of common stock and warrants to purchase up to an aggregate of 7,315,722 shares of common stock, held by Hershey Strategic Capital, LP, Shore Ventures III, LP and Horizon Trust, FBO Adam Hershey over which Mr. Hershey has sole voting and dispositive power. Notwithstanding the foregoing, the subscription agreement with Hershey Strategic Capital, LP and Shore Ventures III, LP provides that Mr. Hershey’s investment shall not exceed 20% or more of the common stock (or securities convertible into or exercisable for common stock) or the voting power of the Company on a post-transaction basis.
(2)	Includes options to purchase 34,880 shares of common stock.
(3)	Includes options and warrants to purchase up to an aggregate of 235,715 shares of common stock. 150,000 options to purchase common stock are held by ALPHAZULU LLC, over which Mr. Williams is the 51% owner of such entity.
(4)	Includes options and warrants to purchase up to an aggregate of 185,715 shares of common stock.
(5)	Includes 8,859,117 shares of common stock and options and warrants to purchase up to an aggregate of 107,143 shares of commons stock, held by Dalton Adventures, LLC over which Mr. Dalton has sole voting and dispositive power.
(6)	Includes 22,380,310 shares of common stock held by TDM, LLC over which Mr. Brown has sole voting and dispositive power.
(7)	Includes 11,394,229 shares of common stock held by Trees Portland, LLC, Trees Waterfront, LLC and Trees MLK, LLC over which Mr. Hoffman has sole voting and dispositive power.

PROPOSAL ONE

ELECTION OF DIRECTORS

The Company’s Amended and Restated Bylaws (the “Bylaws”) provide that the number of members constituting the Board of Directors will be between one and five members. The Company currently has five (5) authorized members on its Board of Directors.

The Board of Directors has nominated Carl J. Williams, Adam Hershey, Richard Travia, John Barker Dalton and Timothy Brown as nominees for election as directors at the Annual Meeting. Each of the Board’s five (5) nominees is currently serving as a director of the Company. If elected, each such nominee will serve for a term expiring at our annual meeting of shareholders in 2023 and thereafter until his successor is duly elected and has qualified.

Unless you otherwise instruct us, your properly executed proxy that is returned in a timely manner will be voted for the election of these five (5) nominees. Each such nominee has advised the Company of his availability and willingness to serve if elected. If, however, any of these nominees should be unable to serve or for good cause will not serve, either your proxy will be voted for such substitute nominee(s) as the holders of your proxy, acting in their discretion, may determine, or the Board may determine to reduce the size of the Board. You can find information on the nominees below under the section “Board of Directors and Executive Officers.”

Vote Required

Directors are elected by a plurality of votes present in person or represented by proxy and entitled to vote. If a quorum is present, the nominees receiving the highest number of votes will be elected to the Board of Directors. You may vote either “for” or “withhold” your vote for the director nominee. A properly executed proxy marked “withhold” with respect to the election of the directors will not be voted with respect to the director nominee and will not affect the outcome of the election, although it will be counted for purposes of determining whether there is a quorum.

If you hold your shares in a “street name” and you do not instruct your broker on how to vote in the election of directors, a broker non-vote will occur and no votes will be cast on your behalf. It is therefore critical that you cast your vote if you want it to count in the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

EACH OF THE DIRECTOR NOMINEES.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Information Concerning Director Nominees

Each of the persons named below will be nominated for election as a director of the Company at this Annual Meeting to serve until the 2021 annual meeting of shareholders or until their successors are elected and qualified. The nominees are currently serving as directors of the Company.

Name	Age	Positions
Carl J. Williams	70	Chairman of the Board
Adam Hershey	49	Director and Interim Chief Executive Officer
Richard Travia	40	Director
J. Barker Dalton	57	Director
Timothy Brown	36	Director and Chief Visionary Officer

Carl J. Williams was appointed Chairman of the Board on September 11, 2020. Mr. Williams is the Chair of the Compensation Committee and a member of the Audit Committee. Mr. Williams’s career in financial services spans 30 years and includes several high profile industry positions. Mr. Williams served as a director of Planet Payment, Inc. [formerly Nasdaq: PLPM], a company which processes merchant payments internationally, beginning in August 2013 before being elevated in February 2014 to Chairman and CEO, which positions he held until it was sold in 2018 to the Fintrax Group, a leader in payment processing. Before that, from 2004 until 2009, Mr. Williams was President of World Wide Payment Processing for Global Payments [NYSE: GPN], and served as its Advisor to Global Payments on Business Development and International Operations from 2009 to 2013. He also served as Managing Director of Pay Anywhere, LLC from 2012 until 2013. He also served as President of the Merchant Services Division of National Processing Company, one of the nation’s largest processors of credit card, debit and check transactions. He holds a BA from La Salle University. The Company believes Mr. Williams’s qualifications to sit on the Company’s Board of Directors include his prior and extensive leadership positions with public companies.

Adam Hershey was appointed as the Interim Chief Executive Officer on May 7, 2021, and a director on July 13, 2020. Mr. Hershey was appointed to the Board on July 13, 2020. Mr. Hershey is the Chair of the Corporate Governance and Nominating Committee. Mr. Hershey has over 25 years of investing experience in public and private markets. He is currently the Founder, Managing Partner and Portfolio Manager of Hershey Strategic Capital, LP, an opportunistic, alternative asset manager focused on active investing in small cap public companies that was founded in July 2009. He invests in both public and private companies, covering multiple industries with a typical investment time frame of three to five years, focusing on fundamental, long term absolute returns across the capital structure. He is also the Founder and Managing Member of several investment partnerships that focus on providing growth and expansion capital. Mr. Hershey was a Partner and Chief Investment Officer at SIAR Capital, LLC, a single-family office specializing in undervalued and emerging growth companies based in New York City from September 2007 through June 2016, and remained a consultant through December 2016. At SIAR Capital he invested in public and private companies, as well as third-party alternative asset managers and multiple co-investment transactions. The investment focus was based on maintaining a concentrated portfolio of undervalued and emerging companies, working closely with management to foster economic value through the development of various businesses. SIAR Capital broadened its investment mandate to include opportunistic investments across asset classes. Mr. Hershey graduated from Tulane University A.B. Freeman School of Business with a B.S.M. in 1994.

Richard Travia was appointed a Director on September 11, 2020. Mr. Travia is the Chair of the Audit Committee and a member of the Compensation Committee. Richard Travia founded Wildcat Advisory Group in 2017 and Wildcat Investment Management in 2018. Wildcat Advisory Group is a diversified business and investment consultant that advises small and medium size public and private companies, institutional investors such as family offices, private equity funds and hedge funds, and institutional-quality service providers. Wildcat Investment Management provides investment management services for Wildcat’s SPV business. Mr. Travia is a Manager of YVP GP, LLC, the General Partner of a late-stage venture investment business. He also acts as the Manager of the Arnott Capital Opportunities GP LLC, is a Director of the Arnott Opportunities (Cayman) Fund Ltd and the DelGatto Diamond Finance Cayman Ltd. Fund. Mr. Travia is a member of the Board of Directors of Plastiq, Inc., the Board of Advisors for Trebel Music, the Board of Advisors for Freedom Football League and the Board of Directors for the San Diego Warriors football franchise. Mr. Travia is a registered Director with CIMA and has served as a member of many Liquidation Committees, Creditor Committees and Debt Classes. Prior to launching Wildcat, he co-founded Tradex Global Advisors in 2004 and Tradex Global Advisory Services in 2014. While at Tradex, he served as the COO and Compliance Officer of the firm, Director of Research for the fund of hedge funds business and Head of Risk Management for the single hedge fund business. Mr. Travia has more than 15 years of experience in alternative assets, including due diligence and allocation, management of illiquid public and private positions, risk management of hedge fund strategies, business development, and management of investment teams, operational teams and service provider relationships. Prior to founding Tradex Global Advisors, he served as the lead analyst for the Select Access Family of Funds, a fund of hedge funds business. Mr. Travia has invested in more than 500 hedge funds and in nearly every asset class and strategy throughout his career, the majority of which was with “emerging managers.”  Mr. Travia graduated from Villanova University in 2003 with a Bachelor’s Degree in Economics. He has served as a Senator on the University Senate, a member of the University’s Executive Committee and as a Board Member, Executive Committee Member and Treasurer of Stamford’s East Side Partnership. He is currently a Member of the Villanova University MBA Mentor

Program, the Villanova University Student- Athlete Mentor Program and the Christopher & Dana Reeve Peer & Family Support Program.

John Barker Dalton was appointed a Director on September 11, 2020. Mr. Dalton is a member of the Nominating and Corporate Governance Committee. Mr. Dalton is the Founder and has served as Managing Director of Dalton Adventures, LLC (“Dalton Adventures”) since 2010. The assets of Dalton Adventures that constitute the business of SevenFive Farm, a purpose-built cannabis greenhouse facility in Boulder County, Colorado, were acquired by the Company in May 2020 (as described below). Mr. Dalton has over a decade of experience in the cannabis industry. Mr. Dalton created SevenFive Farm after living 5 years in Costa Rica working in sustainable development. His focus was on site study, master design and material sourcing. Prior to working in Costa Rica, Mr. Dalton co-owned and operated Robb’s Music, an iconic music instrument store in Boulder, Colorado. The Company believes Mr. Dalton’s qualifications to sit on the Company’s Board of Directors include his position as one of the largest shareholders in the Company, prior ownership of SevenFive Farm and extensive knowledge of the Colorado cannabis market.

Timothy Brown was appointed a Director and Member of the Nominating Committee on September 7, 2021. Mr. Brown serves as the Chief Visionary Officer of the Company.

CORPORATE GOVERNANCE AND BOARD MATTERS

Code of Business Conduct and Ethics

The Board has established a corporate Code of Ethics, as defined by Item 406 of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that applies to our principal executive officer, principal financial officer, principal accounting officer or controller and all persons performing similar functions. Among other matters, the Code of Ethics is designed to ensure that:

●	Company business is conducted in an ethical, moral and legal manner;
●	reports, documents and other public communications made by the Company are delivered in a timely, fair, complete, accurate and understandable manner;
●	mechanisms to monitor and promote compliance with applicable governmental laws, rules and regulations are established and maintained;
●	business transactions are properly authorized and completely and accurately recorded on the Company’s books and records in accordance with generally accepted accounting principles and established Company financial policies; and
●	employees work together in order to provide a mechanism for members of the organization to inform senior management of deviations from policies and procedures governing honest and ethical behavior.

Our Code of Ethics may be found on our website at https://www.generalcann.com/code-of-ethics/.

Director Independence

Applying the definition of independence under the Nasdaq rules, the Board has determined that Messrs. Williams and Travia are “independent” directors.

Family Relationships

There are no family relationships among any of our executive officers or directors.

Attendance of Directors at Board Meetings and Annual Meeting of Shareholders

During 2021, the Board of Directors met (or acted via written consent) eighteen times, the Audit Committee met four times, the Compensation Committee met one time and the Nominating and Corporate Governance Committee met one time. Each director who was on the Board during this timeframe attended at least 75% of the aggregate number of meetings held during his term of service. The Company does not have a policy requiring its directors to attend the Annual Meeting of Shareholders.

Board Committees

The Board has three committees with their respective principal functions and membership described below. Each committee has a charter that is posted on our website at www.generalcannabis.com (select the “Investors” link and then the “Board Committee Charters” link). On an annual basis, each committee reviews the adequacy of its charter and its performance.

Audit Committee

Our Audit Committee consists of each of Mr. Travia and Mr. Williams. The Audit Committee, among other things:

●	reviews the annual audited consolidated financial statements with management and the independent auditors and determines whether to recommend to the Board of Directors that they be included in our Annual Report on Form 10-K;
●	reviews proposed major changes to our auditing and accounting principles and practices;
●	reviews and evaluates our system of internal control;
●	reviews significant financial reporting issues raised by management or the independent auditors; and
●	establishes procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters as well as the confidential and anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.

The Board has determined that Mr. Travia is an “audit committee financial expert” as defined in the applicable rules and regulations of the Exchange Act and that Mr. Travia and Mr. Williams are “independent directors” applying the definition of independence under the Nasdaq rules. Mr. Travia serves as Chair of the Audit Committee.

Compensation Committee

The Compensation Committee oversees our executive compensation and recommends various incentives for key employees to encourage and reward increased corporate financial performance, productivity and innovation. The Compensation Committee is responsible for: (a) assisting the Board in fulfilling its fiduciary duties with respect to the oversight of our compensation plans, policies and programs, including assessing our overall compensation structure, reviewing all executive compensation programs, incentive compensation plans and equity-based plans, and determining executive compensation; and (b) reviewing the adequacy of the Compensation Committee charter on an annual basis.

Mr. Williams and Mr. Travia are the members of the Compensation Committee, and Mr. Williams serves as Chair of the Compensation Committee. During the year ended December 31, 2021, no executive officer of the Company served as a member of the compensation committee (or any other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Company’s Compensation Committee. Our Chief Executive Officer, upon request, may attend selected meetings of the Compensation Committee.

Nominating and Corporate Governances Committee

Our Nominating and Corporate Governance Committee consists of Mr. Hershey Mr. Dalton and Mr. Brown. The purpose of the Nominating and Corporate Governance Committee is to identify suitable qualified candidates to be proposed for appointment or election to the Board and to develop corporate governance policies for the Board. Mr. Hershey serves as Chair of the Nominating and Corporate Governance Committee.

Board Leadership Structure

The Board of Directors does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board of Directors. Mr. Williams was appointed Chairman of the Board on September 11, 2020.

Role in Risk Oversight

Companies face a variety of risks, including credit risk, liquidity risk, and operational risk. The Board of Directors believes an effective risk management system will allow the Company to (1) make timely identifications of the material risks that the Company faces, (2) communicate necessary information with respect to material risks to senior executives and, as appropriate, to the Board or

Audit Committee, (3) implement appropriate and responsive risk management strategies consistent with the Company’s risk profile, and (4) integrate risk management into Company decision-making.

The Board has designated the Audit Committee to take the lead in overseeing risk management. The Audit Committee discusses with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

The Board encourages management to promote a corporate culture that incorporates risk management into the Company’s corporate strategy and day-to-day business operations. The Board also works, with the input of the Company’s executive officers, to assess and analyze the most likely areas of future risk for the Company.

The Director Nomination Process

The Nominating and Corporate Governance Committee considers nominees from all sources, including shareholders. The Board elects nominees recommended by the Nominating and Corporate Governance Committee to fill vacancies and nominates the nominees for election by our shareholders after considering the recommendations of the Nominating and Corporate Governance Committee. Shareholder nominees are evaluated by the same criteria used to evaluate potential nominees from other sources. The Board of Directors will include directors who qualify as “independent” directors within the meaning of the listing standards of the NASDAQ Capital Market, as the same may be amended from time to time. Minimally, nominees should have a reputation for integrity, honesty, and adherence to high ethical standards. They should have demonstrated business experience and the ability to exercise sound judgment in matters related to the current and long-term objectives of the Company, and should be willing and able to contribute positively to the decision-making process of the Company. In addition, they should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of the Company or to fulfill the responsibilities of a director.

Although the Company does not have a policy regarding diversity, the value of diversity on the Board is considered and the particular or unique needs of the Company shall be taken into account at the time a nominee is being considered. The Board seeks a broad range of perspectives and considers both the personal characteristics (gender, ethnicity, age) and experience (industry, professional, public service) of directors and prospective nominees to the Board. Additionally, the Board considers the respective qualifications needed for directors serving on various committees of the Board, and serving as chairs of such committees, should be taken into consideration. In recruiting and evaluating nominees, the Board considers the appropriate mix of skills and experience and background needed for members of the Board and for members of each of the Board’s committees, so that the Board and each committee has the necessary resources to perform its respective functions effectively. The Board also believes that a prospective nominee should be willing to limit the number of other corporate boards on which he or she serves so that the proposed director is able to devote adequate time to his or her duties to the Company, including preparing for and attending Board and committee meetings. The re-nomination of existing directors is not viewed as automatic, but based on continuing qualification under the criteria set forth above. In addition, the Board will consider the existing director’s performance on the Board and on any committee on which such director serves, which will include attendance at Board and committee meetings.

Director Nominees by Shareholders. The Nominating and Corporate Governance Committee will consider proposed nominees whose names are submitted to it by shareholders; however, it does not have a formal process for that consideration. The Nominating and Corporate Governance Committee has not adopted a formal process since it believes its informal consideration process has been adequate because historically shareholders have not proposed any nominees. The Nominating and Corporate Governance Committee intends to review periodically whether a more formal policy should be adopted.

EXECUTIVE OFFICERS

Our current executive officers are listed below. Executive officers are appointed by the Board and serve at the Board’s discretion.

Name	Age	Position
Adam Hershey	49	Interim Chief Executive Officer and Director
Jessica Bast	44	Chief Financial Officer and Principal Financial and Accounting Officer

Adam Hershey was appointed as the Interim Chief Executive Officer on May 7, 2021, and a director on July 13, 2020. Mr. Hershey was appointed to the Board on July 13, 2020. Mr. Hershey is the Chair of the Corporate Governance and Nominating Committee. Mr. Hershey has over 25 years of investing experience in public and private markets. He is currently the Founder, Managing Partner and Portfolio Manager of Hershey Strategic Capital, LP, an opportunistic, alternative asset manager focused on active investing in small cap public companies that was founded in July 2009. He invests in both public and private companies, covering multiple industries with a typical investment time frame of three to five years, focusing on fundamental, long term absolute returns across the capital structure. He is also the Founder and Managing Member of several investment partnerships that focus on providing growth and expansion capital. Mr. Hershey was a Partner and Chief Investment Officer at SIAR Capital, LLC, a single-family office specializing in undervalued and emerging growth companies based in New York City from September 2007 through June 2016, and remained a consultant through December 2016. At SIAR Capital he invested in public and private companies, as well as third-party alternative asset managers and multiple co-investment transactions. The investment focus was based on maintaining a concentrated portfolio of undervalued and emerging companies, working closely with management to foster economic value through the development of various businesses. SIAR Capital broadened its investment mandate to include opportunistic investments across asset classes. Mr. Hershey graduated from Tulane University A.B. Freeman School of Business with a B.S.M. in 1994.

Jessica Bast was appointed as the Chief Financial Officer and Principal Financial and Accounting Officer on September 6, 2021. Previously, Ms. Bast served as the Company’s Controller from September 2017 to September 2021, where she oversaw all accounting related matters, including cash, accounts receivable, inventory, fixed assets, accounts payable and payroll, as well as management of the stock option plan. From July 2016 to September 2017, Ms. Bast served as Technical Accounting Research Manager at Pinnacle Agriculture, where she prepared technical accounting memoranda and implemented new processes and evaluated and refined old processes. Ms. Bast also spent over 10 years at Hein & Associates as an Audit Manager. She is a licensed certified public accountant in the State of Colorado. Ms. Bast holds a B.S. in Accounting from the Metropolitan State College of Denver where she graduated in 2000.

EXECUTIVE COMPENSATION

Introduction

This Executive Compensation section is designed to provide shareholders with an understanding of our compensation program and to discuss the compensation earned for 2021 by our named executive officers. The Compensation Committee oversees our executive compensation and recommends various incentives for key employees to encourage and reward increased corporate financial performance, productivity and innovation. The Compensation Committee is responsible for: (a) assisting our Board in fulfilling its fiduciary duties with respect to the oversight of the Company’s compensation plans, policies and programs, including assessing our overall compensation structure, reviewing all executive compensation programs, incentive compensation plans and equity-based plans, and determining executive compensation; and (b) reviewing the adequacy of the Compensation Committee charter.

Named Executive Officers

In 2021, our ‘named executive officers’ included:

●	Adam Hershey, Interim Chief Executive Officer
●	Jessica Bast, Chief Financial Officer and Principal Financial and Accounting Officer
●	Diane Jones, (previous) Chief Financial Office and Principal Financial and Accounting Officer (resigned on September 3, 2021)
●	Steven Gutterman, (previous) Chief Financial Officer (resigned on May 6, 2021)

Our Philosophy on Executive Compensation

Our primary objectives with respect to executive compensation are to attract and retain the best possible executive talent, to link annual compensation (cash and stock-based) and long-term stock-based compensation to achievement of measurable corporate goals and individual performance, and to align executives’ incentives with shareholder value creation. To achieve these objectives, we are endeavoring to implement and maintain compensation plans that tie our executives’ overall compensation to our financial performance and return to shareholders. Overall, the total compensation opportunity is intended to create a competitive executive compensation program.

Our Process for Executive Compensation

The Compensation Committee oversees our executive compensation program. The Compensation Committee develops and recommends to the Board the overall compensation package for our Chief Executive Officer and, with the assistance of our Chief Executive Officer, for each of our other executive officers. Our Chief Executive Officer does not participate in determining his compensation. Although objective criteria may be used, the Compensation Committee retains final discretion in determining the compensation of our executive officers. In general, the Compensation Committee makes its final determination of both annual incentive awards and awards earned based on long-term performance in the first quarter following the end of each performance period.

In implementing and administering the Company’s compensation philosophy, the Committee:

●	Reviews market data to assess the competitiveness of the Company’s compensation policies;

●	Reviews the Company’s performance against the Company’s plans and budgets and considers the degree of attainment of performance goals and objectives; and
●	Reviews the individual performance of each executive officer.

As a general practice, the Committee makes significant decisions over multiple meetings, discussing conceptual matters, reviewing preliminary recommendations, reviewing final recommendations and reviewing advice of legal advisors before acting. The Committee also holds special meetings as necessary in order to perform its duties.

Elements of Named Executive Officer Compensation

Our named executive officer compensation consists of base salary, annual performance based cash and equity incentives, long-term equity plan participation and customary broad-based employee benefits. In addition, on occasion, the Compensation Committee may award special bonuses to the named executive officers based on individual performance and company metrics. The mix of base salary and annual bonus opportunity based on achievement of objectives and long-term stock-based compensation incentive (in the form of appreciation in shares underlying stock options and restricted stock units) varies depending on the officer’s position.

The following discussion describes the mix of compensation methods that we use.

Base Salary. Base salaries for our named executive officers are established based on the scope of their responsibilities.

Annual Incentives. Our employment contracts with our named executive officers provide them with an opportunity to receive annual cash and stock incentive compensation consisting of a cash bonus and a stock or option award. Any such annual incentive would be dependent upon attaining specific corporate and/or personal objectives for the prior fiscal year, as well as the Company achieving its stated financial budget. Our goal with bonuses to our named executive officers is to reward executives in a manner that is commensurate with the level of achievement of certain financial and operational goals that we believe, if attained, result in greater long-term shareholder value. We believe that stock ownership is an important factor in aligning corporate and individual goals. The Board of Directors approves these financial and strategic goals on an annual basis.

Long-term Incentives. The Company’s 2014 Equity Incentive Plan is designed to reward executives when they have created substantial value for shareholders over a specified period of time. It does this, in part, by (a) granting options that vest over a period of one or more years, and (b) instituting strike prices for options that are at or above current market prices, such that the award only has value if the Company’s stock price increases. We believe that providing long-term incentives as a component of compensation helps us to attract and retain our named executive officers. These incentives also align the financial rewards paid to our named executive officers with our long-term performance, thereby encouraging our named executive officers to focus on our long-term performance goals.

Other Benefits. Named executive officers are eligible to participate in all of our employee benefit plans, such as health and welfare benefits.

The following table provides certain information regarding compensation awarded to, earned by or paid to each of our named executive officers in the years ended December 31, 2021 and 2020.

Summary Compensation Table

						All
				Stock	Option	Other
		Salary	Bonus	Awards	Awards	Compensation	Total
Name & Principal Position	Year	($)	($)	($)	($)(2)	($)	($)

Adam Hershey Interim Chief Executive Officer	2021	66,667	—	—	—	—	66,667
	2020	58,333	—	—	—	—	58,333

Jessica Bast	2021	165,000	—	—	24,883	—	189,883
Chief Financial Officer and Principal Financial and Accounting Officer	2020	164,035	—	—	42,927	—	206,962

Diane Jones	2021	158,461	—	—	22,023	30,000	212,505
Chief Financial Officer and Principal Financial and Accounting Officer
(Resigned September 3, 2021)	2020	57,692	—	—	9,515	—	67,207

Steve Gutterman	2021	93,173	—	—	5,258	—	98,431
Chief Executive Officer (Resigned May 6, 2021)	2020	283,969	—	—	269,034	—	553,003

Outstanding Equity Awards at Fiscal Year-End

The table below reflects all outstanding equity awards made to any named executive officer that were outstanding at December 31, 2021.

OUTSTANDING EQUITY AWARDS

	Option Awards
		Number of	Number of
		Securities	Securities
		Underlying	Underlying
		Unexercised	Unexercised	Option	Option
		Options (#)	Options (#)	Exercise	Expiration
Name	Grant Date	Exercisable	Unexercisable	Price ($)	Date
Jessica Bast	September 6, 2021(1)	—	186,445	$0.47	December 31, 2024
	April 21, 2020	—	34,880	0.39	April 21, 2025

Diane Jones	September 14, 2020	150,000	—	0.31	September 3, 2023

(1)	All of Ms. Bast’s options except for one tranche of 34,880 options were modified on September 3, 2021. These options were repriced at $0.47 and the expiration date was extended to December 31, 2024.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

Effective April 22, 2019, the Company adopted a defined contribution plan that is intended to qualify under Section 401(k) of the Internal Revenue Code (the “401(k) Plan”), the 401(k) Plan provides retirement benefits for all full-time/eligible employees of the Company. The 401(k) Plan allows eligible employees to contribute any amount of their pre-tax annual compensation up to the statutory limit prescribed by the Internal Revenue Service. Under the 401(k) Plan the Company is not required to match employee contributions, although it may elect to make discretionary contributions, adopt profit sharing or implement similar plans in the future.

Employment Contracts

Mr. Hershey, the Company’s Interim Chief Executive Officer and a Director, continues to receive compensation pursuant to his Consulting Agreement dated June 3, 2020, which remains unchanged. Mr. Hershey does not receive any additional compensation in connection with his role as Interim Chief Executive Officer. The Board is currently undertaking a search for a permanent Chief Executive Officer.

2020 Omnibus Incentive Plan

In November, 2020, the Board authorized the adoption of and, on November 23, 2020, our shareholders ratified, our 2020 Omnibus Incentive Plan. The 2020 Plan permits the Board, or a committee or subcommittee thereof, to grant to eligible employees, non-employee directors and consultants of the Company and its subsidiaries non-statutory and incentive stock options, stock appreciation rights, restricted stock awards, restricted stock units, deferred stock units, performance awards, non-employee director awards, and other stock-based awards. Subject to adjustment, the maximum number of shares of the Company’s common stock to be authorized for issuance under the 2020 Plan is 10,000,000 shares. As of December 31, 2021 there have been no stock options that have been issued that have been exercised.

2014 Equity Incentive Plan

On October 29, 2014, the Board authorized the adoption of and, on June 26, 2015, our shareholders ratified, our 2014 Equity Incentive Plan for the issuance of 10 million shares of our common stock and, in April 2018, shareholders approved an increase of 5 million shares of common stock that may be granted. The 2014 Equity Incentive Plan provides for the issuance of up to 15 million shares of our common stock, and is designed to provide an additional incentive to executives, employees, directors and key consultants, aligning our long term interests with participants. Forfeited or expired issuances are returned to the shares that may be issued under the 2014 Equity Compensation Plan. As of December 31, 2021, 2,561,184 stock options issued under the Incentive Plan have been exercised.

Director Compensation

For the fiscal year ended December 31, 2021, we compensated our non-employee directors by granting such directors an option to purchase 25,000 shares of our common stock each quarter during such fiscal year, as well as an additional option to purchase 12,500 shares of our common stock for service on a Board committee. Each option granted to the non-employee director shall vest in full on the one year anniversary of the grant. The exercise price is equal to the closing price of the common stock on the date of grant.

Director Compensation Table

The following table shows information regarding the compensation earned during the fiscal year ended December 31, 2021 by our Board of Directors for service on the board of directors.

	Fees Earned or	Stock	Option
Name	Paid in Cash	Awards	Awards	Total
Carl Williams	$—	$—	$69,621	$69,621
Adam Hershey	—	—	52,215	52,215
Richard Travia	—	—	—	—
John Barker Dalton	—	—	—	—
Timothy Brown	—	—	—	—

Outstanding Director Option Awards at Fiscal Year End

The following options granted as director compensation were outstanding as of December 31, 2021:

Carl Williams	300,000
Adam Hershey	—
Richard Travia	225,000
John Barker Dalton	—
Timothy Brown	—

Indemnification

Our Amended and Restated Articles of Incorporation provide that we may indemnify any and all of our officers, directors, employees or agents or former officers, directors, employees or agents, against expenses actually and necessarily incurred by them, in connection with the defense of any legal proceeding or threatened legal proceeding, except as to matters in which such persons shall be determined to not have acted in good faith and in our best interest.

AUDIT INFORMATION

Fees to Independent Registered Public Accounting Firm for Fiscal Year 2021 and 2020

Audit fees consist of fees for professional services rendered for the audit of our consolidated financial statements included in our Annual Report on Form 10-K and the review of financial statements included in our Quarterly Reports on Form 10-Q. Audit-related fees relate to procedures performed in conjunction with our Form S-1 and Form S-8 filings. The aggregate fees billed for professional services rendered by our principal accountants, Haynie & Company and Marcum LLP, were as follows:

	Fees for the Year Ended
	December 31,
	2021	2020
Service
Audit Fees	$164,857	$200,122
Audit-related Fees	26,675	8,700
Tax Fees	—	—
All Other Fees	—	—
Total	$191,532	$208,822

Pre-Approval Policy

The Audit Committee pre-approves all auditing services and permitted non-audit services, if any, including tax services, to be performed for us by our independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act, which are approved by the Audit Committee prior to the completion of the audit. The scope of the pre-approval includes pre-approval of all fees and terms of engagement. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

Change in Accountants

On July 20, 2021, Marcum LLP (“Marcum”) was dismissed as the Company’s independent registered public accounting firm, and Haynie & Company was engaged as the Company’s new independent registered public accounting firm.

During the Company’s fiscal years ended December 31, 2020 and 2019, and the subsequent interim period through July 20, 2021, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Marcum on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to Marcum’s satisfaction, would have caused Marcum to make reference to the subject matter of the disagreement in connection with their reports on the Company’s consolidated financial statements for 2020 and 2019.

During the fiscal years ended December 31, 2020 and 2019, and the subsequent interim period through July 20, 2021, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

The audit reports of Marcum on the Company’s consolidated financial statements for each of the fiscal years ended December 31, 2020 and 2019 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

The Company provided Marcum with a copy of the disclosures it made in its Current Report on Form 8-K filed on July 22, 2021 and requested that Marcum furnish us with a letter addressed to the Securities and Exchange Commission stating whether they agree with the above statements. A copy of the letter is filed as Exhibit 16.1 to the Current Report on Form 8-K filed on July 22, 2021.

During the Company’s fiscal years ended December 31, 2020 and 2019, and the subsequent interim period through July 20, 2021, neither the Company nor anyone on its behalf has previously consulted with Haynie regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that Haynie concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” or a “reportable event” (as defined in Item 304(a)(1)(iv) and Item 304(a)(1)(v) of Regulation S-K, respectively).

DELINQUENT SECTION 16(A) REPORTS

The Company’s securities are currently registered under Section 12 of the Exchange Act. As a result, and pursuant to Rule 16a-2, the Company’s directors and officers and holders of 10% or more of its common stock are currently required to file statements of beneficial ownership with regards to their ownership of the Company’s equity securities under Sections 13 or 16 of the Exchange Act. The Company’s officers, directors and beneficial owners of 10% or more of its equity securities became subject to such requirement and, to date, to the Company’s knowledge based solely upon a review of Forms 3, 4 and 5 and any amendments thereto furnished to us during the most recent fiscal year, none of such persons has failed to file on a timely basis, as disclosed in the above forms, reports required by Section 16(a) of the Exchange Act during the most recent fiscal year.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Related-Party Transactions

In the ordinary course of our business and in connection with our financing activities, we have entered into a number of transactions with our directors, officers and holders of more than 5% of capital stock of the Company. All of the transactions set forth below were approved by our board of directors. We believe that we have executed all of the transactions set forth below on terms no less favorable to us than could have been obtained from unaffiliated third parties. Our audit committee is responsible for reviewing all related party transactions.

We describe below the transactions and series of similar transactions, to which we were a participant or will be a participant, in which:

●	the amount involved exceeds the lesser of $120,000 or one percent of the average of the smaller reporting company’s total assets at year-end for the last two completed fiscal years; and
●	any of the directors, executive officers, holders of more than 5% of capital stock of the Company or any member of their immediate family had or will have a direct or indirect material interest.

In conjunction with the acquisition of SevenFive Farm, the Company entered into a lease agreement with Dalton Adventures in which the Company rents greenhouse space in Boulder, Colorado for $27,000 a month, which includes base rent. The terms of such arrangements with Dalton Adventures were previously disclosed in the Company’s Current Reports on Form 8-K filed on February 24, 2020, May 29, 2020 and April 8, 2022, and a copy of the Asset Purchase Agreement and Commercial Lease between the Company and Dalton Adventures were attached as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

June 3, 2020, the Company entered into a consulting agreement with Mr. Hershey pursuant to which he would act as a strategic consultant for the Company, including providing assistance with the sourcing and evaluation of M&A deals, strategic capital and strategic partnerships or joint ventures. Mr. Hershey is paid an initial monthly rate of $8,333 for the services, subject to certain adjustments described therein.

On December 23, 2020 four of our current board members purchased senior convertible promissory notes from the Company for an aggregate amount of $320,000.

REPORT OF THE AUDIT COMMITTEE

To the Board of Directors:

The Audit Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the fiscal year ended December 31, 2021. The Audit Committee has discussed with Haynie & Company, the Company’s independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 1301, as amended (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board.

The Audit Committee has received and reviewed the written disclosures and the letter from Haynie & Company required by applicable requirements of the Public Company Accounting Oversight Board regarding Haynie & Company communications with the Audit Committee concerning independence, and has discussed with Haynie & Company their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

During the course of 2021, the Audit Committee continued to oversee the Company’s efforts related to its internal control over financial reporting and management’s preparation for the evaluation in 2021. The Audit Committee was kept apprised of the progress of the 2021 evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee reviewed periodic updates provided by management and Haynie & Company. At the conclusion of the process, management provided the Audit Committee with, and the Audit Committee reviewed, a report on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee also reviewed Management’s Report on Internal Control Over Financial Reporting included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, as well as Haynie & Company’s Report of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K related to its audit of the consolidated financial statements and the effectiveness of internal control over financial reporting.

In providing this report, the undersigned members of the Audit Committee have relied upon the completed audit dated March 25, 2022, included within the Annual Report on Form 10-K filed with the SEC on March 25, 2022, as approved by the members of the Audit Committee serving as of such date.

Respectfully Submitted,

The Audit Committee

Richard Travia

Carl J. Williams

The information contained in the above report shall not be deemed “soliciting material” or to be “filed” with the Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended, except to the extent specifically incorporated by reference therein.

PROPOSAL TWO

APPROVAL OF AN ADVISORY (NON-BINDING) RESOLUTION ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are required to periodically conduct a non-binding advisory vote on the compensation of our named executive officers. This proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to endorse or not endorse the compensation of our named executive officers. At our 2018 annual meeting of shareholders, our shareholders voted on the frequency of future advisory “say on pay” votes and agreed with our recommendation that such “say on pay” votes be conducted every year. At the Annual Meeting, an advisory (non-binding) shareholder resolution to approve the compensation of our named executive officers as disclosed in this proxy statement will be presented to our shareholders for consideration as follows:

RESOLVED, that the shareholders of the Company approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers, as disclosed in the Report of the Compensation Committee, the compensation tables and related material in the proxy statement for the Company’s 2022 Annual Meeting of Shareholders.

This vote will not be binding on our Board or Compensation Committee and may not be construed as overruling a decision by the Board or Compensation Committee or create or imply any additional fiduciary duty. It will also not affect any compensation paid or awarded to any executive officer. The Board and the Compensation Committee may, however, consider the outcome of the vote when establishing future executive compensation arrangements.

A non-binding advisory vote on the frequency of future advisory votes on our executive compensation is required to be conducted every six years under Section 14A of the Exchange Act pursuant to the Dodd-Frank Act. Proposal No. 5 asks that our stockholders hold a say-on-pay vote every three years.

The purpose of our compensation policies and procedures is to attract and retain experienced, highly qualified executives critical to our long-term success and enhancement of shareholder value. We believe that our compensation policies and procedures are strongly aligned with the long-term interests of our shareholders. The Board and Compensation Committee believe that the compensation of our named executive officers, as disclosed in this proxy statement, is reasonable and appropriate, is justified by our performance and is the result of a carefully considered approach.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE

ADVISORY (NON-BINDING) RESOLUTION ON EXECUTIVE COMPENSATION.

PROPOSAL THREE

APPROVAL OF FREQUENCY OF FUTURE ADVISORY (NON-BINDING) RESOLUTIONS ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are required to periodically conduct a non-binding advisory vote on the compensation of our named executive officers. This proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to endorse or not endorse the compensation of our named executive officers. At our 2018 annual meeting of shareholders, our shareholders voted on the frequency of future advisory “say on pay” votes and agreed with our recommendation that such “say on pay” votes be conducted every year. At the Annual Meeting, an advisory (non-binding) shareholder resolution to approve the compensation of our named executive officers as disclosed in this proxy statement will be presented to our shareholders for consideration as follows; and accordingly, that our shareholders approve one of the following resolutions:

RESOLVED, that the shareholders of the Company approve, on an advisory (non-binding) basis, the frequency at which the Company shall hold future advisory (non-binding) resolutions on compensation of the Company’s named executive officers, to once every one (1) year.

RESOLVED, that the shareholders of the Company approve, on an advisory (non-binding) basis, the frequency at which the Company shall hold future advisory (non-binding) resolutions on compensation of the Company’s named executive officers, to once every two (2) years.

RESOLVED, that the shareholders of the Company approve, on an advisory (non-binding) basis, the frequency at which the Company shall hold future advisory (non-binding) resolutions on compensation of the Company’s named executive officers, to once every three (3) years.

This vote will not be binding on our Board or Compensation Committee and may not be construed as overruling a decision by the Board or Compensation Committee or create or imply any additional fiduciary duty. It will also not affect any compensation paid or awarded to any executive officer. The Board and the Compensation Committee may, however, consider the outcome of the vote when establishing future executive compensation arrangements.

The purpose of our compensation policies and procedures is to attract and retain experienced, highly qualified executives critical to our long-term success and enhancement of shareholder value. We believe that our compensation policies and procedures are strongly aligned with the long-term interests of our shareholders. The Board and Compensation Committee believe that the compensation of our named executive officers, as disclosed in this proxy statement, is reasonable and appropriate, is justified by our performance and is the result of a carefully considered approach.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE

ADVISORY (NON-BINDING) RESOLUTION ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION ON A THREE (3) YEAR FREQUENCY.

PROPOSAL FOUR

AMENDMENT TO AMENDED AND RESTATED ARTICLES OF INCORPORATION

On ________, 2022, our Board of Directors approved and declared the advisability of, subject to the approval of our shareholders, an amendment to our Amended and Restated Articles of Incorporation to change the name of the Company to “TREES”.

Our Board of Directors believes that it is in our best interest to approve the amendment to our Amended and Restated Articles of Incorporation.

If approved by our shareholders at the Annual Meeting, the amendment to our Amended and Restated Articles of Incorporation will become effective upon the filing with the Secretary of State of the State of Colorado. We intend to make this filing promptly after approval by our shareholders. If our shareholders approve the proposed amendment, Article I of our Amended and Restated Articles of Incorporation will be amended to read as follows:

“The name of the corporation is TREES.”

Reasons and Effect of the Amendment

We are seeking our shareholders’ approval to amend our Amended and Restated Articles of Incorporation to change the name of the Company to “TREES” as a result of rebranding the Company in light of the acquisition of substantially all of the ‘Trees’ entities located in Colorado and Oregon as part of the Trees Transaction disclosed in our Form 8-K filed on April 21, 2021.

Vote Required

The proposal to amend our Amended and Restated Articles of Incorporation requires the affirmative vote of a majority of our total shares of common stock issued and outstanding, whether present in person or represented by proxy. Generally, brokers and other nominees that do not receive instructions are entitled to vote on this proposal as this is a routine matter.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL TO AMEND OUR

AMENDED AND RESTATED ARTICLES OF INCORPORATION.

PROPOSAL FIVE

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has recommended the appointment of Haynie & Company as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

The shareholders are being requested to ratify the appointment of Haynie & Company at the Annual Meeting. The Company anticipates that a representative of Haynie & Company will attend the Annual Meeting. The representative will have an opportunity to make a statement and to respond to appropriate shareholder questions.

Neither the Company’s Amended and Restated Articles of Incorporation nor the Company’s Amended and Restated Bylaws require that shareholders ratify the appointment of Haynie & Company as the Company’s independent registered public accounting firm. However, we are requesting ratification because we believe it is a matter of good corporate governance. If the Company’s shareholders do not ratify the appointment, the Audit Committee will reconsider whether or not to retain Haynie & Company, but may, nonetheless, retain Haynie & Company as the Company’s independent registered public accountants. Even if the appointment is ratified, the Audit Committee in its discretion may change the appointment at any time if it determines that the change would be in the best interests of the Company and its shareholders.

Vote Required

You may vote in favor or against this proposal or you may abstain from voting. The affirmative vote of a majority of all votes present or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of Haynie & Company as the Company’s independent registered public accounting firm. If shareholders of record do not specify the manner in which their shares represented by a validly executed proxy solicited by the Board of Directors are to be voted on this proposal, such shares will be voted in favor of the ratification of the appointment of Haynie & Company as the Company’s independent registered public accounting firm. Abstentions will have the same effect as votes cast against the proposal. Generally, brokers and other nominees that do not receive instructions are entitled to vote on the ratification of the appointment of our independent registered public accounting firm as this is a routine matter.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE

REAPPOINTMENT OF HAYNIE & COMPANY.

SHAREHOLDER PROPOSALS

Proposals for the 2023 Annual Meeting of Shareholders

Shareholder proposals intended to be presented in our proxy materials for our 2023 annual meeting of shareholders must be received by April 15, 2023 and must satisfy the requirements of the proxy rules promulgated by the Securities and Exchange Commission.

Mailing Instructions

Proposals should be delivered to General Cannabis Corp 1901 S. Navajo Avenue, Denver, Colorado 80223, Attention: Chief Executive Officer. To avoid controversy and establish timely receipt by the Company, it is suggested that shareholders send their proposals by certified mail, return receipt requested.

COMMUNICATION WITH THE BOARD OF DIRECTORS

Shareholders may send communications to our directors as a group or individually, by writing to those individuals or the group: c/o the Chief Executive Officer c/o General Cannabis Corp, 1901 S. Navajo Avenue, Denver, Colorado 80223. The Chief Executive Officer will review all correspondence received and will forward all correspondence that is relevant to the duties and responsibilities of the Board or the business of the Company to the intended director(s). Examples of inappropriate communication include business solicitations, advertising and communication that is frivolous in nature, relates to routine business matters (such as product inquiries, complaints or suggestions), or raises grievances that are personal to the person submitting the communication. Upon request, any director may review communication that is not forwarded to the directors pursuant to this policy.

OTHER BUSINESS

The Board of Directors does not know of any other matter to be acted upon at the Annual Meeting. However, if any other matter shall properly come before the Annual Meeting, the proxyholders named in the proxy accompanying this Proxy Statement will have authority to vote all proxies in accordance with their discretion.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Adam Hershey

Interim Chief Executive Officer

Dated: April __, 2022

Denver, Colorado

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945 GENERAL CANNABIS CORP Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. : ( * INTERNET/MOBILE – www.proxypush.com/cann Use the Internet to vote your proxy until 11:59 p.m. (ET) on June 7, 2022. PHONE – 1-866-883-3382 Use a touch-tone telephone to vote your proxy until 11:59 p.m. (ET) on June 7, 2022. MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card. The Board of Directors Recommends a Vote FOR Items 1, 2, 3, 4 and 5. 1. Election of directors: 01 02 03 Carl J. Williams Adam Hershey Richard Travia 04 J. Barker Dalton 05 Timothy Brown Vote FOR all nominees (except as marked) Vote WITHHELD from all nominees (Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.) 2. To approve, on an advisory basis, the Company’s executive officer compensation. For Against Abstain 3. To approve, on an advisory basis, the frequency upon which the Company’s executive officer compensation will be submitted for an advisory vote. 1 year Abstain 2 years 3 years 4. To consider and vote on a proposal to amend the Company’s Amended and Restated Articles of Incorporation to change the name to “TREES”. For Against Abstain 5. To ratify the appointment of Haynie & Company, as the independent registered public accounting firm of the Company for the year ending December 31, 2022. For Against Abstain THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS. Date _ Address Change? Mark box, sign, and indicate changes below: Signature(s) in Box Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, adminis-trators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

GENERAL CANNABIS CORP ANNUAL MEETING OF STOCKHOLDERS JUNE 8, 2022 10:00 A.M. MOUNTAIN TIME HELD VIRTUALLY This Year’s Annual Meeting will be ‘virtual.’ You will be able to attend the Annual Meeting via live Zoom link by visiting: [insert link] General Cannabis Corp 1901 S. Navajo Street Denver, Colorado 80223 proxy This proxy is solicited by the Board of Directors for use at the Annual Meeting on June 8, 2022. The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side. If no choice is specified, the proxy will be voted “FOR” Items 1, 2, 3, 4 and 5. By signing the proxy, you revoke all prior proxies and hereby appoint Adam Hershey and Jessica Bast, and each of them with full power of substitution, as proxies and attorneys-in-fact and hereby authorize them to represent and vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting of Shareholders of General Cannabis Corp to be held June 8, 2022 at 10:00 a.m. Mountain Time or at any and all adjournments, continuations or postponements thereof. See reverse for voting instructions.